Exhibit 4.4

$175,000,000

WS MIDWAY ACQUISITION SUB, INC.
(to be merged with and into DAVE & BUSTER'S, INC.)

11 1/4% Senior Notes due 2014

Purchase Agreement

March 3, 2006

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York    10017

Ladies and Gentlemen:

        WS Midway Acquisition Sub, Inc., a Missouri corporation (the "Acquisition Sub"), to be merged with and into Dave & Buster's, Inc., a Missouri corporation (the "Company"), upon the completion of such merger, proposes that immediately following such merger the Company will issue and sell to you, as initial purchaser (the "Initial Purchaser"), $175,000,000 principal amount of its 11 1/4% Senior Notes due 2014 (the "Securities"). The Securities will be issued pursuant to an Indenture to be dated as of March 8, 2006 (the "Indenture") among the Company, the guarantors listed in Schedule 1 hereto (the "Guarantors") and The Bank of New York Trust Company, N.A., as trustee (the "Trustee"), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the "Guarantees").

        The Acquisition Sub, WS Midway Holdings, Inc., a Delaware corporation and the direct parent of the Acquisition Sub ("Parent"), and the Company have entered into an Agreement and Plan of Merger dated as of December 8, 2005 (the "Merger Agreement"), pursuant to which the Parent will acquire the Company through the merger of the Acquisition Sub, a direct, wholly-owned subsidiary of the Parent, with and into the Company (the "Merger"). Upon consummation of the Merger, the separate corporate existence of the Acquisition Sub will cease and the Company will continue as the surviving corporation. For purposes of this Agreement, the term "Transactions" is used in the same way as such term is used in the Preliminary Offering Memorandum (as defined below) and means, collectively, the Merger and the related financings in connection therewith and all other transactions related to the Merger, in each case as described in the Preliminary Offering Memorandum. The net proceeds of the offering of the Securities will be used, together with borrowings under the Company's new senior secured credit facility and funds received from the equity investments made by affiliates of Wellspring Capital Management LLC and HBK Investments L.P. to finance a portion of the acquisition of the Company, to refinance existing indebtedness and to pay $15.0 million of related fees and expenses. The Transactions are expected to be consummated on a substantially concurrent basis on the Closing Date (as defined in Section 2(a) hereof).

        Upon consummation of the Transactions, the Company and each Guarantor will enter a joinder agreement to this Agreement, the form of which is attached hereto as Exhibit A (the "Joinder Agreement"), pursuant to which they will become a party to this Agreement. Notwithstanding anything in this Agreement to the contrary, the representations, warranties and agreements of each of the Company and the Guarantors contained in this Agreement shall not become effective until the consummation of the Transactions, at which time such representations, warranties and agreements shall become effective as of the date hereof pursuant to the terms of the Joinder Agreement and thereafter all representations, warranties, agreements and obligations of the Company and the Guarantors shall be joint and several.

        The Securities will be sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The

Acquisition Sub and the Company have prepared a preliminary offering memorandum dated February 17, 2006 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Acquisition Sub, the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Acquisition Sub to the Initial Purchaser pursuant to the terms of this Agreement. The Acquisition Sub hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information, if any (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchaser in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

        At or prior to the time when sales of the Securities were first made (the "Time of Sale"), the following information shall have been prepared (collectively, the "Time of Sale Information"): the Preliminary Offering Memorandum as supplemented or amended by the written communications listed on Annex A hereto and the electronic road show listed on Annex A hereto.

        Holders of the Securities (including the Initial Purchaser and its direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the "Commission") providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

        The Acquisition Sub, the Company and the Guarantors hereby confirm their agreement with the Initial Purchaser concerning the purchase and resale of the Securities, as follows:

1.     Purchase and Resale of the Securities.

        (a)   The Acquisition Sub and the Company agree that upon the consummation of the Merger, the Company will issue and sell the Securities to the Initial Purchaser as provided in this Agreement, and the Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Company the Securities at a price equal to 97.625% of the principal amount thereof plus accrued interest, if any, from March 15, 2006 to the Closing Date, payable on the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

        (b)   The Company understands that the Initial Purchaser intends to offer the Securities for resale on the terms set forth in the Time of Sale Information. The Initial Purchaser represents, warrants and agrees that:

          (i)    it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a "QIB") and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

          (ii)   it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

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          (iii)  it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

            (A)  within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act ("Rule 144A") and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

            (B)  in accordance with the restrictions set forth in Annex C hereto.

        (c)   The Initial Purchaser acknowledges and agrees that the Acquisition Sub (and from and after the execution of the Joinder Agreement, the Company and the Guarantors), and for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Sections 6(i) and 6(k), counsel for the Acquisition Sub, the Company and the Guarantors and counsel for the Initial Purchaser, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchaser, and compliance by the Initial Purchaser with its agreements, contained in paragraph (b) above (including Annex C hereto), and the Initial Purchaser hereby consents to such reliance.

        (d)   The Acquisition Sub, and upon execution and delivery of the Joinder Agreement, the Company and the Guarantors acknowledge and agree that the Initial Purchaser may offer and sell Securities to or through any affiliate of the Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through the Initial Purchaser.

        (e)   The Acquisition Sub, and upon execution and delivery of the Joinder Agreement, the Company and the Guarantors acknowledge and agree that the Initial Purchaser is acting solely in the capacity of an arm's length contractual counterparty to the Acquisition Sub, the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Acquisition Sub, the Company, the Guarantors or any other person. Additionally, the Initial Purchaser is not advising the Acquisition Sub, the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Acquisition Sub, the Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchaser shall not have any responsibility or liability to the Acquisition Sub, the Company or the Guarantors with respect thereto. Any review by the Initial Purchaser of the Acquisition Sub, the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchaser, as the case may be, and shall not be on behalf of the Acquisition Sub, the Company, the Guarantors or any other person.

        2.     Payment and Delivery.    (a)    Payment for and delivery of certificates for the Securities will be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York at 10:00 A.M., New York City time, on March 8, 2006, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Initial Purchaser and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the "Closing Date".

        (b)   Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Initial Purchaser against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchaser, of one or more global notes representing the Securities (collectively, the "Global Note"), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Initial Purchaser not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

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        3.     Representations and Warranties of the Acquisition Sub, the Company and the Guarantors.    As of the date hereof and at the Closing Date, the Acquisition Sub represents and warrants, and the Company and the Guarantors jointly and severally represent and warrant at the Closing Date upon the due authorization, execution and delivery of the Joinder Agreement, in each case, to the Initial Purchaser that:

        (a)   Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum.    The Preliminary Offering Memorandum, as supplemented by the Prospectus Supplement dated March 3, 2006 (the "Prospectus Supplement"), as of the date of the Prospectus Supplement, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, as of its date, did not and, as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Acquisition Sub, the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Acquisition Sub in writing by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum (or any amendment or supplement thereto).

        (b)   Additional Written Communications.    Other than the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum, the Acquisition Sub, the Company and the Guarantors (including their respective agents and representatives, other than the Initial Purchaser in its capacity as such) have not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, and other written communications used in accordance with Section 4(c), if any.

        (c)   Incorporated Documents.    The documents, if any, incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (d)   Financial Statements.    The financial statements and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and the Company's subsidiaries as of and at the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby except as may be expressly stated otherwise in the related notes thereto; the other financial information included in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and the Company's subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum has been prepared in accordance with the Commission's rules and guidance with respect to pro forma consolidated financial information, and the assumptions used in preparation of such pro forma consolidated financial information are reasonable and are set forth in each of the Time of Sale Information and the Offering Memorandum.

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        (e)   No Material Adverse Change.    Except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, since the date of the most recent financial statements of the Company included in each of the Time of Sale Information and the Offering Memorandum, (i) there has not been any material change in the capital stock or long-term debt of the Acquisition Sub, the Company or any of the Company's subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Acquisition Sub or the Company on any class of capital stock; (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, or results of operations of the Acquisition Sub, the Company and the Company's subsidiaries taken as a whole or on the performance by the Acquisition Sub, the Company and the Guarantors of their obligations under the Securities and the Guarantees (a "Material Adverse Effect"); (iii) none of the Acquisition Sub, the Company or any of the Company's subsidiaries has entered into any transaction or agreement that is material to the Acquisition Sub, the Company and the Company's subsidiaries taken as a whole, other than those in the ordinary course of business, or incurred any liability or obligation, direct or contingent, that is material to the Acquisition Sub, the Company and the Company's subsidiaries taken as a whole, other than those in the ordinary course of business; and (iv) none of the Acquisition Sub, the Company or any of the Company's subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of (iv), that would result in a Material Adverse Effect.

        (f)    Organization and Good Standing.    The Acquisition Sub, the Company and each of the Company's subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own, lease and operate their respective properties and to conduct the businesses as described in the Offering Memorandum, except where the failure to be so qualified, be in good standing or have such power or authority could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 2 to this Agreement.

        (g)   Activities of the Acquisition Sub.    The Acquisition Sub is a newly-formed corporation that does not conduct or engage in any business or hold or acquire any assets other than the undertaking of any actions required by law, regulation or order, including to maintain its existence, and as necessary to consummate the Merger.

        (h)   Capitalization.    The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in each of the Time of Sale Information and the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in each of the Time of Sale Information and the Offering Memorandum); and all the issued and outstanding shares of capital stock or other equity interests of each subsidiary of the Company that are owned by the Company have been duly authorized and validly issued, are fully paid and non-assessable (except as otherwise described in each of the Time of Sale Information and the Offering Memorandum) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for those created pursuant to the Senior Credit Facility Documentation (as defined below) or any documentation governing outstanding indebtedness of

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the Company or any of its subsidiaries that will be repaid or redeemed upon consummation of the Transactions.

        (i)    Due Authorization.    The Acquisition Sub, the Company and each of the Guarantors have all power and authority to execute and deliver this Agreement, the Joinder Agreement (only with respect to the Company and the Guarantors), the Securities (only with respect to the Company and the Guarantors), the Indenture (including each Guarantee set forth therein) (only with respect to the Company and the Guarantors), the Exchange Securities (only with respect to the Company and the Guarantors), the Registration Rights Agreement (only with respect to the Company and the Guarantors), the Merger Agreement (only with respect to the Acquisition Sub and the Company) and the new senior secured credit agreement to be entered into in connection with the Transaction, together with any other documents, agreement or instruments delivered in connection therewith (the "Senior Credit Facility Documentation") (only with respect to the Company and the Guarantors to the extent a party thereto) (collectively, the "Transaction Documents"), as applicable, and to perform their respective obligations hereunder and thereunder, as applicable; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby, including the Transactions, have been duly or validly taken by the Acquisition Sub (to the extent it is a party thereto) or, will be duly or validly taken by the Company and the Guarantors at or prior to the Closing Date.

        (j)    The Indenture.    The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto and upon the consummation of the Transactions, with the Company continuing as the surviving corporation, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles relating to enforceability (collectively, the "Enforceability Exceptions"); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

        (k)   The Securities and the Guarantees.    The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein and upon the consummation of the Transactions, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

        (l)    The Exchange Securities.    On the Closing Date, the Exchange Securities (including the related guarantees) will have been duly authorized for issuance by the Company and each of the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Indenture and the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Company, as issuer, and each of the Guarantors, as guarantor, enforceable against the Company and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

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        (m)  Purchase Agreement, Joinder Agreement and Registration Rights Agreements.    This Agreement has been duly authorized, executed and delivered by the Acquisition Sub. At or prior to the Closing Date, the Joinder Agreement will have been duly authorized, executed and delivered by the Company and each of the Guarantors. At or prior to the Closing Date, the Registration Rights Agreement will have been duly authorized, executed and delivered by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

        (n)   Other Transaction Documents.    The Merger Agreement has been duly authorized, executed and delivered by the Acquisition Sub and the Company and constitutes a valid and binding agreement of the Acquisition Sub and the Company enforceable against each of the Acquisition Sub and the Company in accordance with its terms, subject to the Enforceability Exceptions. The Senior Credit Facility Documentation has been duly authorized by the Company and, to the extent a party thereto, the Company's subsidiaries and, when executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of the Company and, to the extent a party thereto, the Company's subsidiaries, enforceable against the Company and, to the extent a party thereto, the Company's subsidiaries in accordance with its terms, subject to the Enforceability Exceptions.

        (o)   Description of the Transaction Documents.    Each Transaction Document (other than the Merger Agreement) conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

        (p)   No Violation or Default.    None of the Acquisition Sub, the Company or any of the Company's subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Acquisition Sub, the Company or any of the Company's subsidiaries is a party or by which the Acquisition Sub, the Company or any of the Company's subsidiaries is bound or to which any of the property or assets of the Acquisition Sub, the Company or any of the Company's subsidiaries is subject; or (iii) in violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (q)   No Conflicts.    The execution, delivery and performance by the Acquisition Sub, the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Acquisition Sub, the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or, except for those created under the Senior Credit Facility Documentation, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Acquisition Sub, the Company or any of the Company's subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Acquisition Sub or any of the Company's subsidiaries is a party or by which the Acquisition Sub, the Company or any of the Company's subsidiaries is bound or to which any of the property or assets of the Company or any of the Company's subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, the Acquisition Sub or any of the Company's

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subsidiaries or (iii) assuming the accuracy of, and the Initial Purchaser's compliance with, the representations, warranties and agreements of the Initial Purchaser herein, and the compliance by the holders of the Securities with the offering and transfer restrictions set forth in the Offering Memorandum, result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (r)   No Consents Required.    Assuming the accuracy of, and the Initial Purchaser's compliance with, the representations, warranties and agreements of the Initial Purchaser herein, and the compliance by the holders of the Securities with the offering and transfer restrictions set forth in the Offering Memorandum, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Acquisition Sub, the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Acquisition Sub, the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, including the Transactions, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or as may be required (i) under the Securities Act and applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchaser and (ii) with respect to the Exchange Securities (including the related guarantees), under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

        (s)   Legal Proceedings.    Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or to the best knowledge of the Acquisition Sub and the Company threatened, to which the Acquisition Sub, the Company or any of the Company's subsidiaries is or may be a party or to which any property of the Acquisition Sub, the Company or any of the Company's subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Acquisition Sub, the Company or any of the Company's subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge (without having undertaken any independent inquiry) of the Acquisition Sub, the Company and each of the Guarantors, contemplated by any governmental or regulatory authority or by others.

        (t)    Independent Accountants.    Ernst & Young LLP, who have certified certain financial statements of the Company and the Company's subsidiaries, are independent public accountants with respect to the Company and the Company's subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

        (u)   Title to Real and Personal Property.    The Company and the Company's subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and the Company's subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) are permitted under the Senior Credit Facility Documentation, (ii) do not materially and adversely affect the value of such property, (iii) do not materially interfere with the use made and proposed to be made of such property by the Acquisition Sub, the Company and the Company's subsidiaries or (iv) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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        (v)   Title to Intellectual Property.    The Company and the Company's subsidiaries own, possess or license adequate rights to use any patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) reasonably necessary for the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to own or possess such rights could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, except which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and the Company and the Company's subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

        (w)  No Undisclosed Relationships.    No relationship, direct or indirect, exists between or among the Acquisition Sub, the Company or any of the Company's subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Acquisition Sub, the Company or any of the Company's subsidiaries, on the other, that is required by the Securities Act to be described in a registration statement on Form S-1 to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

        (x)   Investment Company Act.    None of the Acquisition Sub, the Company or any of the Company's subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum none of the Company or any of the Company's subsidiaries will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Investment Company Act").

        (y)   Taxes.    Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Acquisition Sub, the Company and the Company's subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Acquisition Sub, the Company or any of the Company's subsidiaries or any of their respective properties or assets.

        (z)   Licenses and Permits.    The Acquisition Sub, the Company and the Company's subsidiaries possess any licenses, certificates, permits and other authorizations issued by, and have made any declarations and filings with, the appropriate federal, state, or foreign governmental or regulatory authorities that are reasonably necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Offering Memorandum, neither the Company nor any of the Company's subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course which, if the subject of an unfavorable decision, ruling, or finding would have a Material Adverse Effect.

        (aa) No Labor Disputes.    No labor disturbance by or dispute with employees of the Acquisition Sub, the Company or any of the Company's subsidiaries exists or, to the best knowledge (without having undertaken any independent inquiry) of the Acquisition Sub, the Company and each of the Guarantors, is contemplated or to the best knowledge of the Acquisition Sub, the Company and each

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of the Guarantors, is threatened and none of the Acquisition Sub, the Company or any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Acquisition Sub's, the Company's or any of the Company's subsidiaries' principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

        (bb) Compliance With Environmental Laws.    (i) The Company and the Company's subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or the Company's subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Offering Memorandum, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of the Company's subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and the Company's subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would have a Material Adverse Effect, and (z) none of the Company or the Company's subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

        (cc) Compliance With ERISA.    (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which the Company or any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the "Code")) would have any liability (each, a "Plan") has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) for each Plan that is subject to the funding rules of ERISA or the Code, the fair market value of the assets of each such Plan is not less than the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no "reportable event" (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (the "PBGC"), in the ordinary course and without default) in respect of a Plan (including a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA).

10

        (dd) Disclosure Controls.    To the Company's knowledge, the Company and the Company's subsidiaries, on a consolidated basis, maintain an effective system of "disclosure controls and procedures" (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. The Company and the Company's subsidiaries, on a consolidated basis, have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

        (ee) Accounting Controls.    To the Company's knowledge, the Company and the Company's subsidiaries, on a consolidated basis, maintain a system of "internal control over financial reporting" (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and the Company's subsidiaries, on a consolidated basis, maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (ff)  No Unlawful Payments.    None of the Acquisition Sub, the Company or any of the Company's subsidiaries nor, to the best knowledge of the Acquisition Sub, the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Acquisition Sub, the Company or any of the Company's subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

        (gg) Insurance.    The Company and the Company's subsidiaries have insurance in amounts and against such losses and risks as such party believes to be are customary for companies engaged in similar business in similar industries and markets; and neither the Company nor any of the Company's subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be reasonably necessary to continue its business as described in each of the Time of Sale Information and the Offering Memorandum and at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (hh) Compliance with Money Laundering Laws.    The operations of the Company and the Company's subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action,

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suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Company's subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

        (ii)   Solvency.    On and immediately after the Closing Date, the Company (on a consolidated basis after giving effect to the issuance of the Securities and the other Transactions as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

        (jj)   No Restrictions on Subsidiaries.    No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the Company.

        (kk) No Broker's Fees.    None of the Acquisition Sub, the Company or any of the Company's subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

        (ll)   Rule 144A Eligibility.    On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Information and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

        (mm) No Integration.    None of the Acquisition Sub, the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

        (nn) No General Solicitation or Directed Selling Efforts.    None of the Acquisition Sub, the Company or any of their respective affiliates (as defined in Rule 501(b) of Regulation D) or any other person acting on its or their behalf (other than the Initial Purchaser, as to which no representation or warranty is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) with respect to those Securities offered or sold in reliance upon Regulation S under the Securities Act ("Regulation S"), engaged in any directed selling efforts within the meaning of Regulation S, and all such persons have complied with the offering restrictions requirement of Regulation S.

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        (oo) Securities Law Exemptions.    Assuming the accuracy of the representations and warranties of the Initial Purchaser contained herein and its compliance with its agreements set forth herein, and the compliance by the holders of the Securities with the offering and transfer restrictions set forth in the Offering Memorandum, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchaser and the offer, resale and delivery of the Securities by the Initial Purchaser in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939, as amended ("the Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

        (pp) No Stabilization.    None of the Acquisition Sub, the Company or any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

        (qq) Margin Rules.    Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

        (rr)  Forward-Looking Statements.    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

        (ss)  Statistical and Market Data.    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

        (tt)  Sarbanes-Oxley Act.    To the Company's knowledge, there is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

        4.     Further Agreements of the Acquisition Sub, the Company and the Guarantors.    The Acquisition Sub, the Company and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

        (a)   Delivery of Copies.    The Acquisition Sub and the Company, as applicable, will deliver to the Initial Purchaser as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information and the Offering Memorandum (including all amendments and supplements thereto) as the Initial Purchaser may reasonably request.

        (b)   Offering Memorandum, Amendments or Supplements.    Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Acquisition Sub and the Company, as applicable, will furnish to the Initial Purchaser and counsel for the Initial Purchaser a copy of the proposed Offering Memorandum or such proposed amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Initial Purchaser reasonably objects.

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        (c)   Additional Written Communications.    Before using, authorizing, approving or referring to any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Securities (an "Issuer Written Communication") (other than written communications that are listed on Annex A hereto and the Offering Memorandum), the Acquisition Sub, the Company, and the Guarantors, as applicable, will furnish to the Initial Purchaser and counsel for the Initial Purchaser a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Initial Purchaser reasonably objects.

        (d)   Notice to the Initial Purchaser.    The Acquisition Sub and the Company, as applicable, will advise the Initial Purchaser promptly and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities by the Initial Purchaser as notified by the Initial Purchaser to the Company as a result of which any of the Time of Sale Information or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Acquisition Sub or the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Acquisition Sub and the Company will use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

        (e)   Ongoing Compliance of the Offering Memorandum and Time of Sale Information.    (1) If at any time prior to the completion of the initial offering of the Securities by the Initial Purchaser as notified by the Initial Purchaser to the Company (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Acquisition Sub and the Company will promptly notify the Initial Purchaser thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchaser such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information so that any of the Time of Sale Information will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Acquisition Sub and the Company will promptly notify the Initial Purchaser thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchaser such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information

14

as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.

        (f)    Blue Sky Compliance.    Each of the Acquisition Sub and the Company will cooperate with the Initial Purchaser and counsel for the Initial Purchaser to qualify or register (or to obtain exemptions from qualifying or registering) the Securities for offer and sale under the securities laws or Blue Sky laws of such jurisdictions as the Initial Purchaser shall reasonably request and will continue such qualifications, registrations and exemptions in effect so long as required for the offering and resale of the Securities; provided that none of the Acquisition Sub, the Company or any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

        (g)   Clear Market.    During the period from the date hereof through and including the date that is 90 days after the date hereof, the Acquisition Sub, the Company and each of the Guarantors will not, without the prior written consent of the Initial Purchaser, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Acquisition Sub, the Company or any of the Guarantors and having a tenor of more than one year.

        (h)   Use of Proceeds.    The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading "Use of proceeds".

        (i)    Supplying Information.    While the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Acquisition Sub, the Company and each of the Guarantors will, during any period in which the Acquisition Sub or the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        (j)    PORTAL and DTC.    The Acquisition Sub and the Company will assist the Initial Purchaser in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the "NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

        (k)   No Resales by the Acquisition Sub and the Company.    The Acquisition Sub and the Company will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by any of them, except for Securities purchased by the Acquisition Sub or the Company or any of their respective affiliates and resold in a transaction registered under the Securities Act.

        (l)    No Integration.    None of the Acquisition Sub, the Company or any of their respective affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

        (m)  No General Solicitation or Directed Selling Efforts.    None of the Acquisition Sub, the Company or any of the Company's affiliates (as defined in Rule 144 under the Securities Act) or any other person acting on its or their behalf (other than the Initial Purchaser, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or

15

general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

        (n)   No Stabilization.    None of the Acquisition Sub, the Company or any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

        5.     Certain Agreements of the Initial Purchaser.    The Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) a written communication that contains no "issuer information" (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum, (ii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above, (iii) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (iv) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum.

        6.     Conditions of Initial Purchaser's Obligations.    The obligation of each Initial Purchaser to purchase and pay for the Securities on the Closing Date as provided herein is subject to the performance by the Acquisition Sub, the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

        (a)   Documentation.    On the Closing Date, (i) the Company shall have entered into the Senior Credit Facility Documentation on substantially the terms described in each of the Time of Sale Information, and the Offering Memorandum and otherwise in form and substance reasonably satisfactory to the Initial Purchaser, all conditions precedent to borrowings thereunder shall be satisfied or waived (with any such waiver reasonably satisfactory to the Initial Purchaser), no default shall exist thereunder and the Initial Purchaser shall have received conformed counterparts thereof and all other documents and agreements entered into and received thereunder in connection with the closing of the Senior Credit Facility.

        (b)   Transactions.    On or prior to the Closing Date, each of the Transactions shall have been consummated in a manner consistent in all material respects with the description thereof in each of the Time of Sale Information and the Offering Memorandum (including, without limitation, the consummation of the Merger of the Acquisition Sub with and into the Company, with the Company continuing as the surviving corporation) (without giving effect to any waivers of material terms or conditions to which the Initial Purchaser has reasonably withheld its consent).

        (c)   Representations and Warranties.    The representations and warranties of the Acquisition Sub, the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Acquisition Sub, the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

        (d)   No Downgrade.    For the period from and after the signing of this Agreement and prior to the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Acquisition Sub, the Company or any of the Company's subsidiaries by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock

16

issued or guaranteed by the Acquisition Sub, the Company or any of the Company's subsidiaries (other than an announcement with positive implications of a possible upgrading).

        (e)   No Material Adverse Change.    For the period from and after the signing of this Agreement and prior to the Closing Date, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

        (f)    Officer's Certificates.    The Initial Purchaser shall have received on and as of the Closing Date a certificate of an executive officer of each of the Acquisition Sub, the Company and of each Guarantor who has specific knowledge of the Acquisition Sub's, the Company's or such Guarantor's financial matters and is satisfactory to the Initial Purchaser (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Acquisition Sub, the Company and the Guarantors in this Agreement are true and correct and that the Acquisition Sub, the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (d) and (e) above. The Initial Purchaser shall have also received on and as of the Closing Date a certificate of the secretary or assistant secretary of each of the Acquisition Sub, the Company and each of the Guarantors, such certificate in form and substance reasonably satisfactory to the Initial Purchaser.

        (g)   Comfort Letters.    On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Initial Purchaser, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off" date no more than three business days prior to the Closing Date.

        (h)   Management Comfort Letter.    On the date of this Agreement and on the Closing Date, William C. Hammett, Jr., the Senior Vice President and Chief Financial Officer of the Company, shall have furnished to the Initial Purchaser, at the request of the Acquisition Sub, the Company and the Guarantors, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect set forth in Annex D hereto.

        (i)    Opinion of Counsel for the Company and the Guarantors.    Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Guarantors, shall have furnished to the Initial Purchaser, at the request of the Company and the Guarantors, their written opinion, dated the Closing Date and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect set forth in Annex E hereto.

        (j)    Opinion of Local Counsel for the Acquisition Sub, the Company and the Guarantors.    Each of (i) Hallett and Perrin, P.C., Texas counsel for the Acquisition Sub, the Company and certain of the Guarantors, (ii) DLA Piper Rudnick Gray Cary US LLP, Florida counsel for certain of the Guarantors and (iii) Lewis, Rich & Fingersh, L.C., Missouri counsel for the Acquisition Sub and the Company, shall have furnished to the Initial Purchaser, at the request of the Acquisition Sub, the Company and

17

the Guarantors, their written opinion and, in the case of (i), their 10b-5 statement, dated the Closing Date and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, in each case, to the effect set forth in Annex F hereto.

        (k)   Opinion and 10b-5 Statement of Counsel for the Initial Purchaser.    The Initial Purchaser shall have received on and as of the Closing Date an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchaser, with respect to such matters as the Initial Purchaser may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

        (l)    No Legal Impediment to Issuance.    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

        (m)  Good Standing.    The Initial Purchaser shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Acquisition Sub, the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Initial Purchaser may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

        (n)   Registration Rights Agreement.    The Initial Purchaser shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Guarantors.

        (o)   Joinder Agreement.    The Initial Purchaser shall have received a counterpart of the Joinder Agreement that shall have been executed and delivered by a duly authorized officer of each of the Company and the Guarantors.

        (p)   Indenture.    The Indenture shall have been duly executed and delivered by a duly authorized officer of each of the Company, the Guarantors and the Trustee, and the certificates for the Securities shall have been duly executed and delivered by a duly authorized officer of each of the Company and the Guarantors and duly authenticated by the Trustee.

        (q)   PORTAL and DTC.    The Securities shall have been approved by the NASD for trading in the PORTAL Market and shall be eligible for clearance and settlement through DTC.

        (r)   Additional Documents.    On or prior to the Closing Date, the Acquisition Sub, the Company and the Guarantors shall have furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser may reasonably request. All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

        (s)   Written Acknowledgment by The Bank of New York Trust Company, N.A.    The Initial Purchaser shall have received a written acknowledgment of The Bank of New York Trust Company, N.A., as successor to The Bank of New York, pursuant to Section 13.1 of the Convertible Subordinated Notes Indenture dated as of August 7, 2003 that the obligations under that indenture have been satisfied and discharged.

7.     Indemnification and Contribution.

        (a)   Indemnification of the Initial Purchaser.    The Acquisition Sub agrees, and upon and from the due authorization, execution and delivery of the Joinder Agreement, the Company and each of the

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Guarantors jointly and severally agree, to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are reasonably incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, Issuer Written Communication (if any) or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Initial Purchaser furnished to the Acquisition Sub or the Company in writing by the Initial Purchaser expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to the Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchaser or each affiliate, director and officer of the Initial Purchaser, where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) prior to the Time of Sale, the Company shall have notified the Initial Purchaser that the Preliminary Offering Memorandum contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading in light of the circumstances under which they were made, (ii) such untrue statement or omission of a material fact was corrected or supplemented, as the case may be, in an amendment or supplement to the Preliminary Offering Memorandum, including the Prospectus Supplement (the "Supplemental Information") and such Supplemental Information was provided to the Initial Purchaser reasonably in advance of the Time of Sale so that such Supplemental Information could have been provided to such person prior to the Time of Sale, (iii) the Initial Purchaser did not convey such Supplemental Information to such person at or prior to the Time of Sale of the Securities to such person, and (iv) such loss, claim, damage or liability would not have occurred had the Initial Purchaser conveyed the Supplemental Information to such person.

        (b)   Indemnification of the Acquisition Sub, the Company and the Guarantors.    The Initial Purchaser agrees to indemnify and hold harmless (i) as of and from the date hereof, the Acquisition Sub; (ii) upon and from the execution and delivery of the Joinder Agreement, the Company and each of the Guarantors; and (iii) as of the applicable times, each of the respective directors and officers and each person, if any, who controls the Acquisition Sub within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and upon the execution and delivery of the Joinder Agreement, each of the respective directors and officers and each person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Initial Purchaser furnished to the Acquisition Sub or the Company in writing by the Initial Purchaser expressly for use in any of the Time of Sale Information or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the third paragraph, the fourth and fifth sentences of the tenth paragraph and the twelve paragraph under the caption "Plan of distribution" set forth in the Preliminary Offering Memorandum and the Offering Memorandum.

        (c)   Notice and Procedures.    If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person

19

(the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Initial Purchaser, its affiliates, directors and officers and any control persons of the Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Acquisition Sub, the Company, the Guarantors, their respective directors and officers and any control persons of the Acquisition Sub, the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request; (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) the Indemnified Person shall have given at least 30 days prior written notice of its intention to settle. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

        (d)   Contribution.    If the indemnification provided for in paragraphs (a) and (b) above is unavailable to or insufficient to hold harmless an Indemnified Person in respect of any losses, claims,

20

damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the aggregate amount paid or payable by such Indemnified Person, as incurred, as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Acquisition Sub, the Company and the Guarantors on the one hand and the Initial Purchaser on the other from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Acquisition Sub, the Company and the Guarantors on the one hand and the Initial Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Acquisition Sub, the Company and the Guarantors on the one hand and the Initial Purchaser on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Acquisition Sub from the sale of the Securities pursuant to this Agreement and the total discounts and commissions received by the Initial Purchaser in connection therewith, as provided in this Agreement, bear to the aggregate initial offering price of the Securities. The relative fault of the Acquisition Sub, the Company and the Guarantors on the one hand and the Initial Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Acquisition Sub, the Company or any Guarantor or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e)   Limitation on Liability.    The Acquisition Sub, the Company, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (f)    Non-Exclusive Remedies.    The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

        8.     Termination.    This Agreement may be terminated in the absolute discretion of the Initial Purchaser, by written notice to the Acquisition Sub, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Acquisition Sub, the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market as applicable; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Initial Purchaser is material and adverse and makes it impracticable or inadvisable to

21

proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum or (v) the representation in Section 3(a) is incorrect in any respect.

        9.     Payment of Expenses.    (a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Acquisition Sub, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Acquisition Sub's, the Company's and the Guarantors' counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchaser may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchaser); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Acquisition Sub and the Company in connection with any "road show" presentation to potential investors; provided that the Initial Purchaser will pay 50% of the cost of any chartered aircraft jointly used in connection with such "road show" presentation.

        (b)   If (i) this Agreement is terminated pursuant to Section 8 (other than pursuant to clause (v) of Section 8 if the Acquisition Sub and the Initial Purchaser subsequently enter into another agreement for the Initial Purchaser to purchase the same or substantially similar securities of the Company), (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchaser or (iii) the Initial Purchaser decline to purchase the Securities for any reason permitted under this Agreement, the Acquisition Sub, the Company and each of the Guarantors jointly and severally agree to reimburse the Initial Purchaser for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchaser in connection with this Agreement and the offering contemplated hereby.

        10.   Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

        11.   Survival.    The respective indemnities, rights of contribution, representations, warranties and agreements of the Acquisition Sub, the Company, the Guarantors and the Initial Purchaser contained in this Agreement or made by or on behalf of the Acquisition Sub, the Company, the Guarantors or the Initial Purchaser pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Acquisition Sub, the Company, the Guarantors or the Initial Purchaser.

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        12.   Certain Defined Terms.    For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term "Exchange Act" means the Securities Exchange Act of 1934, as amended; (d) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act; and (e) the term "written communication" has the meaning set forth in Rule 405 under the Securities Act.

        13.   Miscellaneous.

        (a)   Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchaser shall be given to the Initial Purchaser c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: (212) 270-1063); Attention: Timothy Collins. Notices to the Acquisition Sub shall be given to the Acquisition Sub c/o Wellspring Capital Management LLC, Lever House, 390 Park Avenue, New York, New York 10022-4608 (fax: (212) 318-9810); Attention: Greg S. Feldman, Managing Partner, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036-6522 (fax: (212) 735-2000); Attention: William S. Rubenstein, Esq. and Skadden, Arps, Slate, Meagher & Flom LLP, One Rodney Square, P.O. Box 636, Wilmington, Delaware 19899-0636 (fax: (302) 651-3001; Attention: Allison Land Amorison, Esq. Notices to the Company or the Guarantors shall be given to them at Dave & Busters, Inc., 2481 Mañana Drive, Dallas, Texas 75220 (fax: (214) 357-1536); Attention: James W. Corley, with a copy to Hallett & Perrin, 2001 Bryan Street, Suite 3900, Dallas, Texas 75201; Attention: Bruce H. Hallett and Lance M. Hardenburg.

        (b)   Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        (c)   Counterparts.    This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

        (d)   Amendments or Waivers.    No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

        (e)   Headings.    The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(Signature page follows)

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        If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,
WS MIDWAY ACQUISITION SUB, INC.
By
Title:

Accepted: March 3, 2006

J.P. MORGAN SECURITIES INC.
By
Authorized Signatory

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SCHEDULE 1

List of Guarantors

D&B Leasing, Inc.
D&B Realty Holding, Inc.
DANB Texas, Inc.
Dave & Buster's I, L.P.
Dave & Buster's Management Corporation, Inc.
Dave & Buster's of California, Inc.
Dave & Buster's of Colorado, Inc.
Dave & Buster's of Florida, Inc.
Dave & Buster's of Georgia, Inc.
Dave & Buster's of Hawaii, Inc.
Dave & Buster's of Illinois, Inc.
Dave & Buster's of Kansas, Inc.
Dave & Buster's of Maryland, Inc.
Dave & Buster's of Nebraska, Inc.
Dave & Buster's of New York, Inc.
Dave & Buster's of Pennsylvania, Inc.
Dave & Buster's of Pittsburgh, Inc.
Tango Acquisition, Inc.
Tango License Corporation
Tango of Arizona, Inc.
Tango of Arundel, Inc.
Tango of Farmingdale, Inc.
Tango of Franklin, Inc.
Tango of Houston, Inc.
Tango of Minnesota, Inc.
Tango of North Carolina, Inc.
Tango of Sugarloaf, Inc.
Tango of Tennessee, Inc.
Tango of Westbury, Inc.

List of Subsidiaries

6131646 Canada Inc.
D&B Leasing, Inc.
D&B Realty Holding, Inc.
DANB Texas, Inc.
Dave & Buster's I, L.P.
Dave & Buster's Management Corporation, Inc.
Dave & Buster's of California, Inc.
Dave & Buster's of Colorado, Inc.
Dave & Buster's of Florida, Inc.
Dave & Buster's of Georgia, Inc.
Dave & Buster's of Hawaii, Inc.
Dave & Buster's of Illinois, Inc.
Dave & Buster's of Kansas, Inc.
Dave & Buster's of Maryland, Inc.
Dave & Buster's of Nebraska, Inc.
Dave & Buster's of New York, Inc.
Dave & Buster's of Pennsylvania, Inc.
Dave & Buster's of Pittsburgh, Inc.
Sugarloaf Gwinnett Entertainment Company, L.P.
Tango Acquisition, Inc.
Tango License Corporation
Tango of Arizona, Inc.
Tango of Arundel, Inc.
Tango of Farmingdale, Inc.
Tango of Franklin, Inc.
Tango of Houston, Inc.
Tango of Minnesota, Inc.
Tango of North Carolina, Inc.
Tango of Sugarloaf, Inc.
Tango of Tennessee, Inc.
Tango of Westbury, Inc.

ANNEX A

Additional Time of Sale Information

1.
The "electronic road show" found at www.netroadshow.com.

2.
The Prospectus Supplement, dated March 3, 2006.

3.
Term sheet containing the terms of the securities in the form of Annex B.

Annex A-1

ANNEX B

Dave & Buster's, Inc.

Pricing Term Sheet

Annex B-1

ANNEX C

Restrictions on Offers and Sales Outside the United States

        In connection with offers and sales of Securities outside the United States:

        (a)   The Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

        (b)   The Initial Purchaser represents, warrants and agrees that:

          (i)    The Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act ("Regulation S") or Rule 144A or any other available exemption from registration under the Securities Act.

          (ii)   None of the Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

          (iii)  At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, the Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

      "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

          (iv)  The Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

        (c)   The Initial Purchaser represents, warrants and agrees that:

          (i)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Acquisition Sub, the Company or the Guarantors; and

          (ii)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

Annex C-1

        (d)   The Initial Purchaser acknowledges that no action has been or will be taken by the Acquisition Sub or the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

Annex C-2

ANNEX D

[Form of Management Comfort Letter]

[Company Letterhead]

March 3, 2006

J.P. Morgan Securities Inc.
(As initial purchasers of $175,000,000
11 1/4% Senior Notes, due 2014, of Dave & Buster's, Inc.) c/o J.P. Morgan Securities, Inc.
270 Park Avenue, Floor 5
New York, New York 10017

Ladies and Gentlemen:

        I, William C. Hammett, Jr., Senior Vice President and Chief Financial Officer of Dave & Buster's, Inc. (the "Company"), hereby certify that I have responsibility for financial and accounting matters with respect to the Company and have read and am familiar with the consolidated financial statements of the Company and its subsidiaries as of February 1, 2004 and January 30, 2005 and for the three fiscal years ended January 30, 2005 and as of October 30, 2005 and the thirty-nine weeks ended October 31, 2004 and October 30, 2005, and I am familiar with the Company's accounting records.

        In connection with the preliminary offering memorandum dated February 17, 2006 and the final offering memorandum dated March 3, 2006 (collectively, the "Offering Memorandum") relating to the offering of $175,000,000 of 11 1/4% Senior Notes, due 2014 (the "Senior Notes") by the Company (the "Offering Memorandum"), I hereby further certify that:

1.
To my knowledge, with respect to the period from October 31, 2005 to January 29, 2006, except in all instances for changes, increases or decreases that the Offering Memorandum discloses have occurred or are contemplated to occur:

(a)
at January 29, 2006, there was no material change in the capital stock, increase in short or long-term debt or any decreases in consolidated net current assets or stockholders' equity of the Company as compared with amounts shown on the October 30, 2005 unaudited condensed consolidated balance sheet; and

(b)
we are currently in the process of finalizing our consolidated financial results for the fiscal year ended January 29, 2006, and, therefore, final results are not yet available. In addition, EBITDA and other financial measures for the fiscal year ended January 29, 2006 have not been finalized as of this date. However, we expect that (i) for the fiscal year ended January 29, 2006, there will be no material decreases in consolidated net revenues, and (ii) our Adjusted EBITDA for fiscal year 2005 will not be materially different than comparable amounts for the twelve months ended October 30, 2005.

Annex D-1

2.
For purposes of this letter, I have also read the items identified by you on the attached copy of selected pages of the Offering Memorandum and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

Procedure	Description
(i)	Compared the dollar amount or percentage shown to a schedule prepared by the Company's accounting personnel and found them to be in agreement. In addition I proved the arithmetical accuracy, as applicable, of the total dollar amount or percentage using data contained in the schedule, attached hereto in Annex A.
(ii)	Compared the dollar amount to analytical information prepared by the Company's finance personnel estimating the impact of 2004 severe weather on revenue, attached hereto in Annex B.
(iii)
Compared the dollar amounts to forecasts prepared by the Company's finance personnel estimating consolidated revenue, expense and capital expenditure amounts for fiscal 2005 and 2006, attached hereto as Annex C.
(iv)
Compared the dollar amounts to analytical schedules summarizing fixed asset additions, noting them to be in agreement, attached hereto in Annex D. Noted that analytical information reconciled to appropriate amount appearing in the Company's audited consolidated financial statements.
DAVE & BUSTER'S, INC.

Name:	William C. Hammett, Jr.
Title:	Senior Vice President and Chief Financial Officer

Annex D-2

ANNEX E

[Form of Opinion of Counsel for the Company]

Annex E-1

ANNEX F

[Form of Opinions of Florida, Missouri and Texas Local Counsel]

Annex F-1

EXHIBIT A

[Form of Joinder Agreement]

March 8, 2006

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

        Reference is made to the Purchase Agreement (the "Purchase Agreement") dated March 3, 2006, initially between WS Midway Acquisition Sub, Inc., a Missouri corporation (the "Acquisition Sub"), to be merged with and into Dave & Buster's, Inc., a Missouri corporation (the "Company"), and you, as initial purchaser (the "Initial Purchaser"), concerning the purchase of the Securities (as defined in the Purchase Agreement) from the Company by the Initial Purchaser. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

        The Company and each of the Guarantors listed on Schedule 2 to the Purchase Agreement, attached hereto, hereto agree that this letter agreement is being executed and delivered in connection with the issue and sale of the Securities pursuant to the Purchase Agreement and to induce the Initial Purchaser to purchase the Securities thereunder and is being executed concurrently with the consummation of the Acquisition.

        1.     Joinder.    Each of the parties hereto hereby agrees to be bound by the terms, conditions and other provisions of the Purchase Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named, in the case of the Company, as the issuer, and in the case of a Guarantor, as a Guarantor therein and as if such party executed the Purchase Agreement on the date thereof.

        2.     Representations, Warranties and Agreements of each of the Company and the Guarantors.    Each of the Company and the Guarantors represents and warrants to, and agrees with, the Initial Purchaser on and as of the date hereof that:

        (a)   the Company or such Guarantor, as the case may be, has the corporate power to execute and deliver this letter agreement and all corporate action required to be taken by each of them for the due and proper authorization, execution, delivery and performance of this letter agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; this letter agreement has been duly authorized, executed and delivered by such Company or Guarantor, as the case may be.

        (b)   the representations, warranties and agreements of the Company or such Guarantor, as the case may be, set forth in the Purchase Agreement are true and correct on and as of the date hereof.

        3.     GOVERNING LAW.    THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        4.     Counterparts.    This letter agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

        5.     Amendments.    No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

        6.     Headings.    The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(Signature pages follow)

Exhibit A-1

If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance of this letter agreement by signing in the space provided below, whereupon this letter agreement will become a binding agreement between the Company, the Guarantors party hereto and the Initial Purchaser in accordance with its terms.

DAVE & BUSTER'S, INC.
By
Title:

Exhibit A-2

D&B LEASING, INC.
D&B REALTY HOLDING, INC.
DANB TEXAS, INC.
DAVE & BUSTER'S I, L.P.
DAVE & BUSTER'S MANAGEMENT
    CORPORATION, INC.
DAVE & BUSTER'S OF CALIFORNIA, INC.
DAVE & BUSTER'S OF COLORADO, INC.
DAVE & BUSTER'S OF FLORIDA, INC.
DAVE & BUSTER'S OF GEORGIA, INC.
DAVE & BUSTER'S OF HAWAII, INC.
DAVE & BUSTER'S OF ILLINOIS, INC.
DAVE & BUSTER'S OF KANSAS, INC.
DAVE & BUSTER'S OF MARYLAND, INC.
DAVE & BUSTER'S OF NEBRASKA, INC.
DAVE & BUSTER'S OF NEW YORK, INC.
DAVE & BUSTER'S OF PENNSYLVANIA, INC.
DAVE & BUSTER'S OF PITTSBURGH, INC.
TANGO ACQUISITION, INC.
TANGO LICENSE CORPORATION
TANGO OF ARIZONA, INC.
TANGO OF ARUNDEL, INC.
TANGO OF FARMINGDALE, INC.
TANGO OF FRANKLIN, INC.
TANGO OF HOUSTON, INC.
TANGO OF MINNESOTA, INC.
TANGO OF NORTH CAROLINA, INC.
TANGO OF SUGARLOAF, INC.
TANGO OF TENNESSEE, INC.
TANGO OF WESTBURY, INC.
By
Title:

Exhibit A-3

EXHIBIT B

[Form of Registration Rights Agreement]

        This REGISTRATION RIGHTS AGREEMENT dated March 8, 2006 (the "Agreement") is entered into by and among Dave & Buster's Inc., a Missouri corporation (the "Company"), the guarantors listed in Schedule 1 hereto (the "Guarantors"), and J.P. Morgan Securities Inc. ("JPMorgan"), as the initial purchaser (the "Initial Purchaser").

        The Company, the Guarantors and the Initial Purchaser are parties to the Purchase Agreement dated March 3, 2006 (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchaser of $175,000,000 aggregate principal amount of the Company's 11 1/4% Senior Notes due 2014 (the "Securities") which will be guaranteed on an unsecured basis by each of the Guarantors. As an inducement to the Initial Purchaser to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide to the Initial Purchaser and its direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

        In consideration of the foregoing, the parties hereto agree as follows:

        1.     Definitions.    As used in this Agreement, the following terms shall have the following meanings:

        "Additional Guarantor" shall mean any subsidiary of the Company that executes a Subsidiary Guarantee under the Indenture after the date of this Agreement.

        "Base Interest" shall mean the interest that would otherwise accrue on the securities under the terms thereof and the Indenture, without giving effect to the provisions of this Registration Rights Agreement.

        "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

        "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        "Exchange Dates" shall have the meaning set forth in Section 2(a)(ii) hereof.

        "Exchange Offer" shall mean the exchange offer by the Company and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

        "Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

        "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

        "Exchange Securities" shall mean senior notes issued by the Company and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

Exhibit B-1

        "Free Writing Prospectus" means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities.

        "Guarantors" shall have the meaning set forth in the preamble and shall also include any Guarantor's successors and any Additional Guarantors.

        "Holders" shall mean the Initial Purchaser, for so long as its owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holders" shall include Participating Broker-Dealers.

        "Indemnified Person" shall have the meaning set forth in Section 5(c) hereof.

        "Indemnifying Person" shall have the meaning set forth in Section 5(c) hereof.

        "Indenture" shall mean the Indenture relating to the Securities dated as of March 8, 2006 among the Company, the Guarantors and The Bank of New York Trust Company, N.A., as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

        "Initial Purchaser" shall have the meaning set forth in the preamble.

        "Inspector" shall have the meaning set forth in Section 3(a)(xiii) hereof.

        "Issuer Information" shall have the meaning set forth in Section 5(a) hereof.

        "JPMorgan" shall have the meaning set forth in the preamble.

        "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

        "Participating Broker-Dealers" shall have the meaning set forth in Section 4(a) hereof.

        "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

        "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

        "Purchase Agreement" shall have the meaning set forth in the preamble.

        "Registrable Securities" shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities are eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act, (iii) such Security

Exhibit B-2

is sold pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or (iv) when such Securities cease to be outstanding.

        "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of not more than one counsel for any Underwriters or Holders (whose counsel shall be selected by the Holders of a majority in aggregate principal amount of Registrable Securities to be registered in the applicable Registration Statement) in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchaser) and (viii) the fees and disbursements of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or "comfort" letters required by or incident to the performance of and compliance with this Agreement, but excluding any and all fees and expenses of advisors or counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder pursuant to any Registration Statement.

        "Registration Statement" shall mean any registration statement of the Company and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

        "SEC" shall mean the United States Securities and Exchange Commission.

        "Securities" shall have the meaning set forth in the preamble.

        "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

        "Shelf Additional Interest Date" shall have the meaning set forth in Section 2(d) hereof.

        "Shelf Effectiveness Period" shall have the meaning set forth in Section 2(b) hereof.

        "Shelf Registration" shall mean a registration effected pursuant to Section 2(b) hereof.

        "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Guarantors that covers all or a portion of the Registrable Securities (but no other securities unless approved by a majority of the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

        "Shelf Request" shall have the meaning set forth in Section 2(b) hereof.

Exhibit B-3

        "Subsidiary Guarantee" shall mean the guarantees of the Securities and Exchange Securities by the Guarantors under the Indenture.

        "Staff" shall mean the staff of the SEC.

        "Target Registration Date" shall have the meaning set forth in Section 2(d) hereof.

        "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended from time to time.

        "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

        "Underwriter" shall have the meaning set forth in Section 3(e) hereof.

        "Underwritten Offering" shall mean an offering in which Registrable Securities are sold to one or more Underwriters for reoffering to the public.

        2.     Registration Under the Securities Act.    (a)    To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company and the Guarantors shall use their reasonable best efforts to (i) cause to be filed with the SEC an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities, (ii) cause such Registration Statement to become effective not later than 180 days after the date hereof and (iii) to the extent necessary to ensure that the Prospectus contained in any Exchange Offer Registration Statement is available for sales of Registrable Securities by any Participating Broker-Dealers, have such Registration Statement remain effective until 180 days after the last Exchange Date for use by one or more Participating Broker-Dealers or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold pursuant thereto. The Company and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their reasonable best efforts to complete the Exchange Offer not later than 30 days after such effective date.

        The Company and the Guarantors shall commence the Exchange Offer by causing the mailing of the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

          (i)    that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

          (ii)   the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the "Exchange Dates");

          (iii)  that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

          (iv)  that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

          (v)   that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its

Exhibit B-4

  election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

        As a condition to participating in the Exchange Offer, each Holder will be required to represent in writing to the Company and the Guarantors prior to the consummation of the Exchange Offer (which representation may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Company or any Guarantor and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder) in connection with any resale of such Exchange Securities.

        As soon as practicable after the last Exchange Date, the Company and the Guarantors shall use their reasonable best efforts to:

          (i)    accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

          (ii)   deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities in principal amount equal to the principal amount of the Registrable Securities validly tendered by such Holder and accepted for exchange pursuant to the Exchange Offer.

        The Company and the Guarantors shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

        (b)   In the event that (i) the Company and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be completed as soon as practicable after the last Exchange Date, in each case because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed by October 4, 2006 or (iii) upon receipt of a written request (a "Shelf Request") from the Initial Purchaser representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer, the Company and the Guarantors shall, in lieu of (or, in the case of clause (ii) or (iii), in addition to) conducting the Exchange Offer as contemplated by Section 2(a), use their reasonable best efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective. As soon as practicable after the obligation to file a Shelf Registration Statement arise pursuant to this Section 2(b), the Company shall give notice (a "Shelf Notice") of such fact to the Holders and to the Initial Purchaser, if applicable.

        In the event that the Company and the Guarantors are required to file a Shelf Registration Statement pursuant to clauses (ii) or (iii) of the preceding sentence, the Company and the Guarantors shall use their reasonable best efforts to file and have become effective both an Exchange Offer

Exhibit B-5

Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchaser after completion of the Exchange Offer.

        The Company and the Guarantors agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective until the expiration of the time period referred to in Rule 144(k) (or any similar rule then in force, but not Rule 144A) under the Securities Act with respect to the Registrable Securities or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (the "Shelf Effectiveness Period"). The Company and the Guarantors further agree to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their reasonable best efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable. The Company and the Guarantors agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment as promptly as practicable after its being used or filed with the SEC.

        (c)   The Company and the Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

        (d)   An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

        In the event that either the Exchange Offer is not completed or the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or 2(b)(ii) hereof, has not become effective on or prior to October 4, 2006 (the "Target Registration Date"), the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period commencing from one day after the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Exchange Offer is completed or the Shelf Registration Statement, if required hereby, becomes effective or the Securities covered by such registration statement on which additional interest is being paid cease to be Registrable Securities; provided that the interest rate on the Registrable Securities at which such additional interest accrues may in no event exceed 1.00% per annum. In the event that the Company receives a Shelf Request from the Initial Purchaser pursuant to Section 2(b)(iii), and the Shelf Registration Statement required to be filed thereby has not become effective by the later of (x) September 4, 2006 or (y) 90 days after delivery of such Shelf Request (such later date, the "Shelf Additional Interest Date"), then the interest rate on the Registrable Securities held by the Initial Purchaser will be increased by (i) 0.25% per annum for the first 90-day period payable commencing from one day after the Shelf Additional Interest Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Shelf Registration Statement becomes effective or the Registrable Securities held by the Initial Purchaser become freely tradable under the Securities Act, up to a maximum increase of 1.00% per annum. Any additional interest on the Registrable Securities shall be calculated on the same basis on which Base Interest is calculated on the Securities under the Indenture. Any additional interest accrued for any period shall

Exhibit B-6

be payable at the relevant interest payment date for such period under the terms of the Securities and the Indenture.

        If the Shelf Registration Statement, if required hereby, has become effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 75 days (whether or not consecutive) in any 12-month period, then the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period commencing on the 76th day and (ii) an additional 0.25% per annum for each subsequent 90-day period, in each case ending on such date that the Shelf Registration Statement has again become effective or the Prospectus again becomes usable. Notwithstanding anything to the contrary in this Agreement, in connection with a Shelf Registration Statement, additional interest on the Registrable Securities shall not accrue and by payable to any Holder if the failure of the Company and/or the Guarantors to comply with their obligations hereunder is a result of the failure of such Holder to fulfill its obligations hereunder.

        (e)   Without limiting the remedies available to the Initial Purchaser and the Holders, the Company and the Guarantors acknowledge that any failure by the Company or the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under Section 2(a) and Section 2(b) hereof.

        (f)    The Company represents, warrants and covenants that it (including its agents and representatives) will not prepare, make, use, authorize, approve or refer to any "free-writing prospectus" (as defined in Rule 405 under the Securities Act) in connection with the Securities or the Exchange Securities, other than any communication pursuant to Rule 134 under the Securities Act or any document constituting an offer to sell or solicitation of an offer to buy the Securities or the Exchange Securities that falls within the exception from the definition of prospectus in Section 2(a)(10)(a) of the Securities Act.

        3.     Registration Procedures.    (a)    In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantors shall as soon as practicable (unless otherwise stated below):

          (i)    prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company and the Guarantors, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

          (ii)   prepare and file with the SEC such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

          (iii)  in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Initial Purchaser (if any Registrable Securities held by the Initial Purchaser are

Exhibit B-7

  included in such registration statement), to one firm of counsel for all such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus or preliminary prospectus, and any amendment or supplement thereto, as such Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Company and the Guarantors consent to the use of such Prospectus, preliminary prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or any amendment or supplement thereto in accordance with applicable law;

          (iv)  use their reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and use reasonable best efforts to do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that neither the Company nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction, (3) subject itself to taxation in any such jurisdiction if it is not so subject or (4) make any changes to its incorporating or organizational documents or limited liability agreement, if applicable, or any other agreement between it and its stockholders or members, if any;

          (v)   if the Initial Purchaser holds any Registrable Securities, notify counsel for the Initial Purchaser and, in the case of a Shelf Registration, notify each Holder of Registrable Securities and counsel for such Holders promptly and, if requested by any such Holder or counsel, confirm such advice in writing (such notice, a "Suspension Notice") (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective and when the Prospectus or any amendment or supplement to the Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Shelf Registration Statement is effective that makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein, with respect to a Prospectus, in the light of the circumstances under which such statements were made, not misleading, (6) of any determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the

Exhibit B-8

  Prospectus would be appropriate; and (7) of any occurrence or existence of any corporate development that, in the reasonable judgment of the Company or any Guarantor, would have a material adverse effect on the business or operations of the Company or any of its subsidiaries; provided, however, that in the case of a Shelf Registration, upon the occurrence of any event of the kind described in this Section 3(a)(3), (5), (6) or (7), the Company and the Guarantors shall be entitled to suspend their obligation to file any amendment to the Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in the Shelf Registration Statement, make any other filing with the SEC, cause the Shelf Registration Statement or other filing with the SEC to remain effective or take any similar action (collectively, "Registration Actions"). Upon the termination of such condition, the Company shall give prompt notice thereof to the Holders and shall as promptly as practicable proceed with all Registration Actions that were suspended pursuant to this paragraph;

          (vi)  use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by promptly filing an amendment to such Shelf Registration Statement on the proper form, and provide notice promptly to each Holder of the withdrawal of any such order or such resolution;

          (vii) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

          (viii) in the case of a Shelf Registration, cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Holders may reasonably request at three Business Days prior to the closing of any sale of Registrable Securities made by such Holders;

          (ix)  in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(a)(v)(5) hereof, use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify the Holders of Registrable Securities to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus until the Company and the Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission;

          (x)   a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchaser and its counsel (if the Initial Purchaser holds any Registrable Securities) (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities and their counsel) and make such of the representatives of the Company and the Guarantors as shall be reasonably requested by the Initial Purchaser or its counsel (if the Initial Purchaser holds any Registrable Securities) (and, in the case of a Shelf Registration Statement, the Holders of Registrable

Exhibit B-9

  Securities or their counsel) available for discussion of such document; and the Company and the Guarantors shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus, or any document that is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchaser and its counsel (if the Initial Purchaser holds any Registrable Securities) (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchaser or its counsel (if the Initial Purchaser holds any Registrable securities) (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) shall reasonably object within five Business Days after receipt thereof, unless the Company believes such Prospectus, amendment or supplement to a Prospectus or document that is to be incorporated by reference into a Registration Statement or Prospectus is required by applicable law;

          (xi)  obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement covering such Exchange Securities or Registrable Securities;

          (xii) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (xiii) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of a majority of the outstanding aggregate principal amount of the Registrable Securities to be included in such Shelf Registration (an "Inspector"), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by such Holders and any attorneys (but not more than one firm of counsel acting for all such Holders) and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries, and cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant to conduct reasonable investigation within the meaning of Section 11 of the Securities Act in connection with a Shelf Registration Statement; provided that that foregoing investigation and information gathering shall be coordinated on behalf of such parties by one firm of counsel designated by and on behalf of such parties; and provided further that if any such information is identified by the Company or any Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter);

          (xiv) in the case of a Shelf Registration, use their reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Company or any Guarantor are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

          (xv) if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment

Exhibit B-10

  such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment promptly after Company has received notification of the matters to be so included in such filing;

          (xvi) in the case of a Shelf Registration, enter into such customary agreements, including, but not limited to, an underwriting agreement which contains indemnities substantially similar to those contained herein, and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when required by the applicable underwriting agreement, (2) obtain opinions of counsel to the Company and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to such Underwriters and their respective counsel) addressed to the Underwriters of Registrable Securities, in customary form subject to customary limitations, assumptions and exclusions and covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain "comfort" letters from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the Company or any Guarantor, or of any business acquired by the Company or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to the Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus or Prospectus and (4) deliver such documents and certificates as may be reasonably requested by the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the Guarantors made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in the applicable underwriting agreement; and

          (xvii) so long as any Registrable Securities remain outstanding, cause each Additional Guarantor upon the creation or acquisition by the Company of such Additional Guarantor, to execute a counterpart to this Agreement in the form attached hereto as Annex A and to deliver such counterpart to the Initial Purchaser no later than five Business Days following the execution thereof.

        (b)   In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company and the Guarantors may from time to time reasonably request in writing. The Company and the Guarantors shall be entitled to refuse to include for registration the Registrable Securities held by any Holder who fails to comply with such request and provide the requested information to the extent such information is required by applicable law to be included in the Shelf Registration Statement, and such Holder shall not be entitled to the benefits of any provision of this Agreement.

        (c)   In the case of a Shelf Registration Statement, each Holder of Registrable Securities covered in such Shelf Registration Statement agrees that, upon receipt of any notice from the Company and the Guarantors of the happening of any event of the kind described in Section 3(a)(v)(2), (3), (5),

Exhibit B-11

(6) or (7) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(a)(ix) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company and the Guarantors, such Holder will deliver to the Company and the Guarantors all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

        (d)   If the Company and the Guarantors shall give any notice pursuant to Section 3(a)(v) hereof to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement, the Company and the Guarantors shall extend the period during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days equal to the number of days in the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company and the Guarantors may give any such notice (pursuant to Section 3(a)(v)(4), (5), (6) or (7) only twice during any 365-day period and any such suspensions shall not exceed an aggregate of 75 days in any 365-day period and there shall not be more than two suspensions in effect during any 365-day period.

        (e)   The Holders of a majority of the outstanding aggregate principal amount of Registrable Securities to be included in a Shelf Registration Statement shall be entitled to give the Company a written request requesting that the sale of Registrable Securities covered by such registration statement be made in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an "Underwriter") that will administer the offering will be selected by the Holders of a majority of the outstanding aggregate principal amount of the Registrable Securities included in such offering, subject to the consent of the Company (not to be unreasonably withheld). Such Holders shall be responsible for all underwriting commissions and discounts in connection therewith. No Holder of Registrable Securities may participate in any Underwritten Offering unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

        4.     Participation of Broker-Dealers in Exchange Offer.    (a)    The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

        The Company and the Guarantors understand that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

        (b)   In light of the above, and notwithstanding the other provisions of this Agreement, the Company and the Guarantors agree to use their reasonable best efforts to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period ending on the earlier

Exhibit B-12

of (i) 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) of this Agreement), (ii) the date when all Registrable Securities covered by such registration statement have been sold pursuant thereto and (iii) the date on which a Participating Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, if requested by the Initial Purchaser or by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company and the Guarantors further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4. The Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4.

        (c)   The Initial Purchaser shall have no liability to the Company, any Guarantor or any Holder with respect to any request that it may make pursuant to Section 4(b) above.

        5.     Indemnification and Contribution.    (a)    The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls the Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus used in violation of this Agreement or any "issuer information" ("Issuer Information") filed or required to be filed pursuant to Rule 433(d) under the Securities Act (the Prospectus, Free Writing Prospectus and Issuer Information, collectively the "Covered Information"), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Initial Purchaser or information relating to any Holder furnished to the Company in writing through JPMorgan or any selling Holder expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to the Covered Information shall not inure to the benefit of any indemnified person, where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) prior to the applicable Time of Sale (within the meaning of the Securities Act), the Company shall have notified each Holder that the Registration Statement or Covered Information, as applicable, contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading in light of the circumstances under which they were made, (ii) such untrue statement or omission of a material fact was corrected or supplemented, as the case may be, in an amendment or supplement to the Registration Statement or Covered Information, as applicable (the "Supplemental Information") and such Supplemental Information was provided to such Holder, or in the case of an Underwritten Offering, the Underwriter(s) reasonably in advance of the applicable Time of Sale (within the meaning of the Securities Act) so that such Supplemental Information could have been provided to such person prior to such Time of Sale, (iii) such Holder or, in the case of an Underwritten Offering, the Underwriter(s) did not convey such Supplemental Information to such person at or prior to the applicable Time of Sale (within the meaning of the Securities Act), and (iv) such loss, claim, damage or

Exhibit B-13

liability would not have occurred had such Holder or Underwriter(s), as the case may be, conveyed the Supplemental Information to such person.

        (b)   Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Initial Purchaser and the other selling Holders, the directors of the Company and the Guarantors, each officer of the Company and the Guarantors who signed the Registration Statement and each Person, if any, who controls the Company, the Guarantors, the Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by or on behalf of such Holder expressly for use in any Registration Statement and any Prospectus.

        (c)   If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for the Initial Purchaser, its affiliates, directors and officers and any control Persons of the Initial Purchaser shall be designated in writing by JPMorgan, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any

Exhibit B-14

settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) the Indemnified Person shall have given at least 30 days prior written notice of its intention to settle. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

        (d)   If the indemnification provided for in paragraphs (a) and (b) above is unavailable to or insufficient to hold harmless an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or by the Holders on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e)   The Company, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 5 are several in proportion to the respective principal amount of the Registrable Securities held by each Holder hereunder and not joint.

        (f)    The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

Exhibit B-15

        (g)   The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchaser or any Holder or any Person controlling the Initial Purchaser or any Holder, or by or on behalf of the Company or the Guarantors or the officers or directors of or any Person controlling the Company or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6.     General.

        (a)   No Inconsistent Agreements.    The Company and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or any Guarantor under any other agreement and (ii) neither the Company nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

        (b)   Amendments and Waivers.    The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the aggregate principal amount of the outstanding Registrable Securities (excluding any Registrable Securities owned directly or indirectly by the Company or any of its affiliates) affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

        (c)   Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchaser, the address set forth in the Purchase Agreement; (ii) if to the Company and the Guarantors, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

        (d)   Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities

Exhibit B-16

such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchaser (in its capacity as Initial Purchaser) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

        (e)   Third Party Beneficiaries.    Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

        (f)    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (g)   Headings.    The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

        (h)   Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        (i)    Entire Agreement; Severability.    This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Guarantors and the Initial Purchaser shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

Exhibit B-17

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DAVE & BUSTERS, INC.
By:	Name: Title:

D&B LEASING, INC.
D&B REALTY HOLDING, INC.
DANB TEXAS, INC.
DAVE & BUSTER'S I, L.P.
DAVE & BUSTER'S MANAGEMENT
    CORPORATION, INC.
DAVE & BUSTER'S OF CALIFORNIA, INC.
DAVE & BUSTER'S OF COLORADO, INC.
DAVE & BUSTER'S OF FLORIDA, INC.
DAVE & BUSTER'S OF GEORGIA, INC.
DAVE & BUSTER'S OF HAWAII, INC.
DAVE & BUSTER'S OF ILLINOIS, INC.
DAVE & BUSTER'S OF KANSAS, INC.
DAVE & BUSTER'S OF MARYLAND, INC.
DAVE & BUSTER'S OF NEBRASKA, INC.
DAVE & BUSTER'S OF NEW YORK, INC.
DAVE & BUSTER'S OF PENNSYLVANIA, INC.
DAVE & BUSTER'S OF PITTSBURGH, INC.
TANGO ACQUISITION, INC.
TANGO LICENSE CORPORATION
TANGO OF ARIZONA, INC.
TANGO OF ARUNDEL, INC.
TANGO OF FARMINGDALE, INC.
TANGO OF FRANKLIN, INC.
TANGO OF HOUSTON, INC.
TANGO OF MINNESOTA, INC.
TANGO OF NORTH CAROLINA, INC.
TANGO OF SUGARLOAF, INC.
TANGO OF TENNESSEE, INC.
TANGO OF WESTBURY, INC.
By:	Name: Title:

Exhibit B-18

Confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES INC.
By	Authorized Signatory

Exhibit B-19

Annex A-1

Counterpart to Registration Rights Agreement

        The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Registration Rights Agreement, dated as of March 8, 2006 by and among the Company, a Missouri corporation, the guarantors party thereto and J.P. Morgan Securities Inc., as the Initial Purchaser) to be bound by the terms and provisions of such Registration Rights Agreement.

        IN WITNESS WHEREOF, the undersigned has executed this counterpart as of                                                  .

[NAME]
By	Name:
Title:

Schedule 1

List of Guarantors

D&B Leasing, Inc.
D&B Realty Holding, Inc.
DANB Texas, Inc.
Dave & Buster's I, L.P.
Dave & Buster's Management Corporation, Inc.
Dave & Buster's of California, Inc.
Dave & Buster's of Colorado, Inc.
Dave & Buster's of Florida, Inc.
Dave & Buster's of Georgia, Inc.
Dave & Buster's of Hawaii, Inc.
Dave & Buster's of Illinois, Inc.
Dave & Buster's of Kansas, Inc.
Dave & Buster's of Maryland, Inc.
Dave & Buster's of Nebraska, Inc.
Dave & Buster's of New York, Inc.
Dave & Buster's of Pennsylvania, Inc.
Dave & Buster's of Pittsburgh, Inc.
Tango Acquisition, Inc.
Tango License Corporation
Tango of Arizona, Inc.
Tango of Arundel, Inc.
Tango of Farmingdale, Inc.
Tango of Franklin, Inc.
Tango of Houston, Inc.
Tango of Minnesota, Inc.
Tango of North Carolina, Inc.
Tango of Sugarloaf, Inc.
Tango of Tennessee, Inc.
Tango of Westbury, Inc.